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                                                                    EXHIBIT 11.1

                              OVERLAND DATA, INC.
                       COMPUTATION OF PER SHARE EARNINGS


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                                        YEAR ENDED       TEN MONTHS             YEAR ENDED               SIX MONTHS ENDED
                                        AUGUST 31,          ENDED                JUNE 30,                  DECEMBER 31,
                                   --------------------   JUNE 30,    -------------------------------  --------------------
                                     1991       1992        1993        1994       1995       1996       1995       1996
                                   ---------  ---------  -----------  ---------  ---------  ---------  ---------  ---------
Net income (loss)................  $ 107,000  $(486,000)  $(484,000)  $ 137,000  $ 501,000  $3,159,000 $1,112,000 $1,368,000
                                   ---------  ---------  -----------  ---------  ---------  ---------  ---------  ---------
Weighted average number of common
  stock shares outstanding.......  3,370,000  3,461,000   3,677,000   3,866,000  3,968,000  4,570,000  4,303,000  5,158,000
Weighted average number of
  preferred stock shares
  outstanding....................    955,000  1,077,000   1,830,000   2,848,000  2,934,000  2,602,000  2,655,000  2,337,000
Common stock equivalents from the
  issuance of options using the
  treasury stock method..........    128,000     --          --         235,000    315,000    490,000    707,000    513,000
Cheap stock adjustment...........    188,000    188,000     188,000     188,000    188,000    188,000    188,000    188,000
                                   ---------  ---------  -----------  ---------  ---------  ---------  ---------  ---------
Shares used in computing net
  income (loss) per share........  4,641,000  4,726,000   5,695,000   7,137,000  7,405,000  7,850,000  7,853,000  8,196,000
                                   ---------  ---------  -----------  ---------  ---------  ---------  ---------  ---------
Net income (loss) per share......  $    0.02  $   (0.10)  $   (0.09)  $    0.02  $    0.07  $    0.40  $    0.14  $    0.17
                                   ---------  ---------  -----------  ---------  ---------  ---------  ---------  ---------
                                   ---------  ---------  -----------  ---------  ---------  ---------  ---------  ---------
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